UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2005 (June 10, 2005)


                           East Delta Resources Corp.
             (Exact name of registrant as specified in its charter)


               Delaware                 0-32477               98-0212726
    (State or other jurisdiction      (Commission           (IRS Employer
           of incorporation)          File Number)        Identification No.)


 447 St. Francis-Xavier Street, Suite 600, Montreal, Quebec, Canada    H2Y 2T1
              (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (514) 845-6448



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))w

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.01 Changes in Registrant's Certifying Accountant

     (a) On June 10, 2005 the Registrant's independent auditor, Kingery & Crouse, P.A. . ("KC"), resigned as its independent auditor. The resignation was accepted by the Registrant's Board of Directors. During its tenure, KC did not issue a report that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for "going concern" modifications that contained expressions of substantial doubt regarding the Company's ability to continue as a going concern.

     During the period of KC's engagement for the Registrant there were no disagreements between the Registrant and KC on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure.

     The Company has provided KC with a copy of the foregoing disclosures and has requested that KC review such disclosures and provide a letter addressed to the Securities and Exchange Commission.

     (b) Effective June 30, 2005, the Board of Directors of Registrant engaged Malone & Bailey PC as its independent auditors. Prior to such engagement, the Registrant had not utilized the services of nor consulted with said firm.

Item 9.01      Financial Statements and Exhibits

        1. Letter by the independent accountant in connection with the disclosure under Item 4.01(a) of this Report.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 12, 2005

                                    EAST DELTA RESOURCES CORP.

                                    By: /s/ Victor I.H. Sun
                                       ---------------------
                                    Victor I.H. Sun
                                    President